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                                                                  Exhibit (j)(2)

                         Independent Auditors' Consent



The Board of Directors of
  Mercantile Mutual Funds, Inc.:

We consent to the use of our report dated January 21, 2000 for the Mercantile Mutual Funds, Inc. - Conning Money Market Portfolio, included herein, and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information.


/s/ KPMG LLP
Columbus, Ohio
February 27, 2001